UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2023

Crescent Energy Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41132	87-1133610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 7200 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 337-4600

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 13, 2023, Crescent Energy Finance LLC, a Delaware limited liability company (“Crescent Finance”) and wholly owned subsidiary of Crescent Energy Company (NYSE: CRGY) (the “Company”), entered into that certain Sixth Amendment to Credit Agreement (the “Credit Agreement Amendment”), which amended the Company’s existing Credit Agreement, dated as of May 6, 2021 (as amended by the First Amendment to Credit Agreement, dated as of September 24, 2021, the Second Amendment to Credit Agreement, dated as of March 30, 2022, the Third Amendment to Credit Agreement, dated as of March 30, 2022, the Fourth Amendment to Credit Agreement, dated as of September 23, 2022, and the Fifth Amendment to Credit Agreement, dated as of July 3, 2023, and as further amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among Crescent Finance, certain subsidiaries of Crescent Finance, as guarantors, Wells Fargo Bank, National Association, as administrative agent, collateral agent and a letter of credit issuer, and the other lenders and letter of credit issuers party thereto from time to time. Among other things, the Credit Agreement Amendment included a reaffirmation of the borrowing base at $2.0 billion and maintained the elected commitments at $1.3 billion.

The Credit Agreement Amendment also maintains the applicable margin, so that loans under the Credit Agreement will continue to be priced based on SOFR plus 2.35% to 3.35% or an adjusted base rate plus 1.25% to 2.25%, in each case, based on utilization of the credit facility.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1*	Sixth Amendment to Credit Agreement, dated December 13, 2023, by and among Crescent Energy Finance LLC, certain subsidiaries of Crescent Energy Finance LLC, as guarantors, Wells Fargo Bank, National Association, as administrative agent, collateral agent and a letter of credit issuer, and the other lenders and letter of credit issuers party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2023

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel